CONFORMED
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                ----------------



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



            March 21, 1996                            March 20, 1996
            --------------------------------------------------------
                                                   (Date of earliest
                                                    event reported)


                        PUGET SOUND POWER & LIGHT COMPANY
             (Exact name of registrant as specified in its charter)

            Washington          1-4393          91-0374630
            (State or other     (Commission     (I.R.S. Employer
            jurisdiction of     File Number)    Identification
            incorporation)                      Number)

            411 108th Avenue N.E., Bellevue, Washington 98004-5515
             (Address of principal executive offices, zip code)


            Registrant's telephone number, including area code:
                                206/454-6363


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


Item 5. Other Events

a) On March 20, 1996, Puget Sound Power & Light Company and Washington Energy Company, parent company of Washington Natural Gas Company, issued the following press release:

MERGER OF PUGET POWER AND WASHINGTON ENERGY APPROVED BY SHAREHOLDERS; NEW NAME ANNOUNCED

     Shareholders of Puget Sound Power & Light Company and Washington Energy Company, voting as separate groups, today approved the merger of the two companies. Before the merger becomes final, however, it must also be approved by state regulators.
      Shareholders today also learned the new name chosen for the merged company: Puget Sound Energy.
      "We believe, and our customer focus groups agreed, that the name should indicate we are an integral part of this region -- accessible, responsible, and a good neighbor," said Richard R. Sonstelie, president and CEO of Puget Sound Power & Light Company and chairman-designate of the new company.
      "The name clearly says who we are, and where we are," said William P. Vititoe, chairman of Washington Energy and its utility subsidiary, Washington Natural Gas, and president-designate of the new company. "By linking our company to the regional community, it conveys the accessibility and responsiveness that will be our hallmarks," he said.
      The companies announced merger plans on October 18, 1995, following unanimous approval by their boards of directors. On February 20, Puget Power and Washington Natural Gas filed an application with the Washington Utilities & Transportation Commission, requesting approval of the merger.
      The companies have requested that the Commission expedite the review process and approve the merger during the second half of 1996.
      The new company would serve 840,000 electric and 475,000 natural gas customers (including 250,000 customers served by both companies), within a service territory covering approximately 6,000 square miles in western Washington state.
      The merger proposal required an affirmative vote of two-thirds of common shares outstanding for both Puget Power and Washington Energy. Of proxies received, approximately 96 percent of Puget Power common shares and approximately 98 percent of Washington Energy common shares were cast in favor of the merger.
      Puget Power serves customers in Island, Jefferson, King, Kitsap, Kittitas, Pierce, Skagit, Thurston and Whatcom counties. Washington Natural Gas serves customers in King, Snohomish, Pierce, Thurston and Lewis counties.
      Puget Sound Power & Light Company common stock trades on the New York Stock Exchange (NYSE) under the symbol, "PSD." Washington Energy Company common stock trades on the NYSE under the symbol, "WEG."

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        PUGET SOUND POWER & LIGHT COMPANY


                         By:    /s/ William S. Weaver
                            Name:   William S. Weaver
                            Title:  Executive Vice President and
                                    Chief Financial Officer


Dated:  March 21, 1996